UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 4, 2010

inVentiv Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-30318	52-2181734
(Commission File Number)	(IRS Employer Identification No.)

500 ATRIUM DRIVE, SOMERSET, NEW JERSEY	08873
(Address of Principal Executive Offices)	(Zip Code)

(800) 416-0555

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2010, the Compensation Committee of the Board of Directors of inVentiv Health, Inc. (the “Company”) approved a bonus award to Nat Krishnamurti, the Company’s Chief Accounting Officer, of $235,000 payable 50% on October 1, 2010 and 50% on April 1, 2011, subject to his continued employment by the Company on such dates. Any unpaid portion of this bonus will be accelerated and paid if Mr. Krishnamurti is terminated without cause prior to the applicable payment date.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 8, 2010, the Board of Directors amended Article I, Section 6 (“Quorum”) of the Company’s bylaws, as previously amended and restated, to conform the voting standard for certain matters set forth in such section of the bylaws to the voting standard for such matters set forth in Article I, Section 8 (“Voting; Proxies; Required Vote”). The Company has historically regarded the voting standard in Article I, Section 8 as the operative voting standard.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 8, 2010, the Company held its 2010 Annual Meeting of Stockholders. Below is a summary of the proposals and corresponding votes.

All seven nominees were elected with each director receiving the following votes:

Nominee	For	Withheld
Eran Broshy	26,018,629	1,205,973
R. Blane Walter	26,264,103	960,499
Terrell G. Herring	24,163,619	3,060,983
Mark E. Jennings	26,748,032	476,570
Per G.H. Lofberg	26,747,650	476,952
A. Clayton Perfall	26,390,460	834,142
Craig Saxton, M.D.	26,091,537	1,133,065

There were 4,112,854 broker non-votes on this proposal.

The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010 received the following votes:

For	Against	Abstain
30,914,675	411,614	11,167

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.2 Amendment to Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVENTIV HEALTH, INC.

Date: June 9, 2010	By	/s/ David Bassin
Name: David Bassin
Title: Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 3.2	Amendment to Amended and Restated Bylaws

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